KINGSTONE

FOR IMMEDIATE RELEASE

Kingstone Launches in Massachusetts

Kingston, NY — June 25, 2018 – Kingstone Companies, Inc. (Nasdaq: KINS) (the "Company" or "Kingstone"), a multi-line property and casualty insurance holding company, today announced that, on June 15th, Kingstone Insurance Company ("KICO"), its wholly-owned AM Best "A-Excellent" rated subsidiary, launched a new and innovative homeowner product in Massachusetts.

Kingstone continues on its path to becoming a northeast regional underwriter, distributing its products exclusively through independent agents. "KICO's new homeowner product can be tailored to meet our clients' coverage needs and lifestyle changes. Our core company values and reputation for excellence continues to pave the way as we open in new expansion states," said David Delaney, SVP and Head of Business Development. "We look forward to adding Personal and Commercial products in the future, bringing to the neighborhood agencies of Massachusetts what is enjoyed by KICO's agents today," Mr. Delaney added.

Massachusetts is the third new state into which KICO has expanded in the last 13 months. KICO began writing in New Jersey in May of 2017 and Rhode Island that December. KICO's website is www.KingstoneInsurance.com.

About Kingstone Companies, Inc.

Kingstone is a property and casualty insurance holding company whose principal operating subsidiary, Kingstone Insurance Company, is domiciled in the State of New York. Kingstone is a multi-line property and casualty insurance company writing business exclusively through independent retail and wholesale agents and brokers. Kingstone is licensed to write insurance policies in New York, New Jersey, Pennsylvania, Connecticut, Massachusetts, Rhode Island, Maine, New Hampshire, and Texas. Kingstone offers property and casualty insurance products to individuals and small businesses in New York, New Jersey, Rhode Island, Massachusetts and Pennsylvania.

Forward-Looking Statement

Statements in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. More information about these factors can be found in Kingstone's filings with the Securities and Exchange Commission, including its latest Annual Report filed with the Securities and Exchange Commission on Form 10-K. Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Kingstone Companies, Inc.
Amanda M. Goldstein
Investor Relations Director
(516) 960-1319